SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549



                                    FORM 8-K
                                 CURRENT REPORT
     Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934






         Date of Report (Date of earliest event reported) April 11, 2002







                            PENN-AMERICA GROUP, INC.
                          ----------------------------
            (Exact name of registration as specified in this charter)








         Pennsylvania                    0-22316               23-2731409
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(State or other jurisdiction of      (Commission File        (I.R.S. Employer
incorporation or organization)           Number)            Identification No.)



420 S. York Road, Hatboro, Pennsylvania                           19040
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(Address of principal executive offices)                        (Zip Code)


Registrant's telephone number, including area code:   (215) 443-3600
                                                      --------------


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Items 1-4 and Items 6-9.  None

Item 5.

The Board of Directors of the Registrant, Penn-America Group, Inc., unanimously approved a three-for-two split of the common stock of the Company. The three-for-two split is in the form of a 50% stock dividend, being announced April 11, 2002 by the Company, effective for stockholders of record on April 25, 2002, to be distributed on May 9, 2002. Cash will be paid in lieu of fractional shares based on the closing price of the Company's stock as of the record date. It is the Company's present intention to adjust its annual dividend rate to reflect the three-for-two split resulting in virtually no change in the aggregate amount of annual dividends paid by the Company. (See Exhibit 99.1 - Press Release dated April 11, 2002).

As of March 28, 2002, the Company had 7,699,969 shares of common stock outstanding. As a result of the stock split announced by the Company on April 11, 2002, the pro-forma effect of the split on the outstanding stock of the Company at year-end would be to increase the number of shares outstanding by 3,849,985, for a total of 11,549,954 shares of Penn-America Group, Inc. common stock outstanding as of March 28, 2002. All financial statement information filed by the Registrant will be retroactively adjusted to reflect this three-for-two stock split.



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                                   SIGNATURES

         Pursuant to the requirements of Section 13 or 15(d) of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                PENN-AMERICA GROUP, INC.



Date: April 11, 2002
                                BY: /s/ Garland P. Pezzuolo
                                   --------------------------------
                                Garland P. Pezzuolo
                                (Vice President, Secretary and General Counsel)